UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022 (February 5, 2022)

Spirit Airlines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35186	38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Executive Way

Miramar, Florida 33025

(Address of principal executive offices, including zip code)

(954) 447-7920

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2022, Spirit Airlines, Inc., a Delaware corporation (“Spirit”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Frontier Group Holdings, Inc., a Delaware corporation (“Frontier”), and Top Gun Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Frontier (“Merger Sub”), pursuant to which and subject to the terms and conditions therein, Merger Sub will merge with and into Spirit, with Spirit continuing as the surviving entity (the “Merger”).

The Merger Agreement

As a result of the Merger, each existing share (“Share”) of Spirit’s common stock, par value $0.0001 per share (“Spirit Common Stock”), will be converted into the right to receive (i) $2.13 in cash, without interest (the “Per Share Cash Consideration”) and (ii) 1.9126 shares of Frontier’s common stock (“Frontier Common Stock”), par value $0.001 per share (the “Per Share Stock Consideration” and, together with Per Share Cash Consideration, the “Merger Consideration”). Upon consummation of the Merger, existing shareholders of Spirit will own approximately 48.5% of the outstanding shares of Frontier on a fully diluted basis.

Each award of Spirit restricted stock units denominated in Spirit Common Stock (each, a “Spirit RSU Award”) granted pursuant to Spirit’s 2015 Incentive Award Plan (the “Spirit Equity Award Plan”) that is outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) (other than Spirit performance share awards denominated in Spirit Common Stock granted before fiscal year 2022 (each, a “Pre-2022 Spirit Performance Share Award”), but including Spirit performance share awards denominated in Spirit Common Stock granted in fiscal year 2022 and performance market stock unit awards denominated in Spirit Common Stock, will be assumed by Frontier and converted into (i) the right to receive the Per Share Cash Consideration payment in respect of each Share of Spirit Common Stock underlying the related Spirit RSU Award as of immediately prior to the Effective Time (treating for this purpose any performance-based vesting conditions as having been achieved based on target performance as of immediately prior to the Effective Time), which cash will be subject to the same vesting schedule applicable to the related Spirit RSU Award, and (ii) a Frontier restricted stock unit award denominated in Frontier Common Stock (a “Frontier RSU Award”). Each such Frontier RSU Award as so assumed and converted shall continue to be subject to the same terms and conditions (including vesting schedule) as applied to the Spirit RSU Award immediately prior to the Effective Time (and shall take into account any changes thereto provided for in the Spirit Equity Award Plan or in any applicable award agreement by reason of the Merger Agreement or the Merger). As of the Effective Time, each Frontier RSU Award as so assumed and converted shall represent the right to receive upon vesting that number of shares of Frontier Common Stock equal to the product of (i) the number of Shares of Spirit Common Stock underlying the related Spirit RSU Award as of immediately prior to the Effective Time (treating for this purpose any performance-based vesting conditions as having been achieved based on target performance), multiplied by (ii) 1.9126.

Each Pre-2022 Spirit Performance Share Award granted pursuant to the Spirit Equity Award Plan that is outstanding as of immediately prior to the Effective Time shall entitle the holder to receive, immediately prior to the Effective Time and subject to the occurrence of the closing of the Merger, the number of Shares of Spirit Common Stock that are earned thereunder based on target performance as of immediately prior to the Effective Time, in each case, multiplied by a fraction, the numerator of which is equal to the number of whole months elapsed from the first day of the applicable performance period until the closing of the Merger and the denominator of which is equal to the total months under the applicable performance period. Any shares of Spirit Common Stock so delivered in respect of a Pre-2022 Spirit Performance Share Award shall be deemed to be issued and outstanding as of immediately prior to the Effective Time, and treated in the Merger as an existing Share of Spirit Common Stock that is entitled to receive the Merger Consideration.

Indigo Frontier Holdings Company, LLC, the holder of approximately 82.8% of the shares of Frontier Common Stock outstanding and entitled to vote on such matters as of September 30, 2021, executed a written consent in lieu of a meeting approving the issuance of Frontier Common Stock to Spirit’s stockholders as contemplated by the Merger Agreement.

The Merger Agreement provides that, as of immediately following the effective time of the Merger, Frontier will set the size of its board of directors (the “Frontier Board”) at 12 members, consisting of seven directors designated by Frontier and five directors designated by Spirit. In the event that the chief executive officer of Frontier, as determined by Frontier prior to closing, is (A) an employee or executive of Frontier immediately prior to closing, then the chief executive officer shall be deemed a Frontier designee or (B) an employee or executive of Spirit immediately prior to closing, then the chief executive officer shall be deemed a Spirit designee.

Completion of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among other things, (1) approval of the transactions by Spirit’s stockholders, (2) receipt of applicable regulatory approvals, including approvals from the U.S. Federal Communications Commission, U.S. Federal Aviation Administration and the U.S. Department of Transportation and the expiration or early termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other required regulatory approvals; (3) the absence of any law or order prohibiting the consummation of the transactions; (4) the effectiveness of the registration statement to be filed by Frontier and Spirit with the Securities and Exchange Commission (the “SEC”) pursuant to the Merger Agreement; (5) the authorization and approval for listing on NASDAQ of the shares of Frontier Common Stock to be issued to holders of Spirit Common Stock in the Merger; and (6) the absence of any material adverse effect (as defined in the Merger Agreement) on either Spirit or Frontier.

Spirit, Frontier and Merger Sub each make certain customary representations, warranties and covenants, as applicable, in the Merger Agreement.

In addition, Spirit and Frontier have agreed, among other things, that neither they nor any of their directors, officers, employees and representatives will (1) solicit alternative transactions, (2) participate in any discussions or negotiations relating to alternative transactions, (3) furnish any non-public information in connection with alternative transactions or (4) enter into any agreement relating to alternative transactions, except under limited circumstances described in the Merger Agreement. However, in certain circumstances, Spirit may terminate the Merger Agreement to enter into a definitive agreement for a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights for Spirit and Frontier, including, without limitation, a right for either party to terminate if the Merger is not consummated on or before February 5, 2023, subject to certain extensions if needed to obtain regulatory approvals. Upon the termination of the Merger Agreement under specified circumstances, Spirit will be required to pay Frontier a breakup fee of $94.2 million. The Merger Agreement also provides the methodology by which certain expenses will be borne.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Spirit, Frontier or Merger Sub. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of the Merger Agreement, as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Spirit’s and Frontier’s respective public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of a Key Employee Retention Program

On February 5, 2022, the compensation committee of Spirit’s board of directors approved a key employee retention program (the “Retention Program”). By providing incentives during and at the closing of the Merger, Spirit is intending to secure and encourage the continued employment of certain key employees through the consummation of the Merger.

Pursuant to this Retention Program, Spirit will provide cash based retention awards to officers of Spirit, including each of its executive officers (the “Officer Participants”) and to a number of non-officer employees (the “Eligible Participants”). Subject to the terms and conditions described below, each of Spirit’s named executive officers will receive a retention award in an amount equal to 150% of the sum of each such executive’s (x) base salary (as of February 1, 2022) and (y) target short-term incentive bonus.

Under the terms of the Retention Program, retention awards for non-officer participants are generally payable at the closing, subject to the non-officer employee’s continued employment through such date. Retention awards to Officer Participants, will generally vest on the later of the closing and April, 2, 2023, in either case, subject to continued employment through such later date. In the event that an Officer Participant is terminated without cause or the Officer Participant resigns for good reason (in each case, as defined in Spirit’s 2017 Executive Severance Plan) following the closing and prior to April 2, 2023, then such Officer Participant’s retention award shall vest, subject to compliance with the obligations applicable thereunder, at the end of the Officer Participant’s Non-Compete Period. The Non-Compete Period shall commence on the date of such Officer Participant’s termination of employment and shall end on the later to occur of (i) April 2, 2023 and (ii) the 90th day following such Officer Participant’s termination of services.

If the closing has not occurred prior to December 31, 2022, each non-officer Eligible Participant who remains employed through such date shall receive payment of an amount equal to 25% of the employee’s retention award. If the closing has not occurred on or before April 2, 2023, Officer Participants employed through such date will receive payment of an amount equal to 25% of the Officer Participant’s retention award. Any such partial payment of the retention award made prior to the closing shall reduce, on a dollar for dollar basis, any amount otherwise payable to an Eligible Participant’s retention award at or following closing.

If the Merger Agreement is terminated and the Merger is not consummated, each non-officer Eligible Participant who is still employed at the date the Merger is terminated will be entitled to 50% of the Eligible Participant’s retention award (less any amounts previously paid). If the Merger Agreement is terminated and the Merger is not consummated, each Officer Participant who is still employed (i) on the date the Merger is terminated if such termination occurs after April 2, 2023 or (ii) on April 2, 2023, if such date is on or after the date the Merger is terminated shall be entitled to 50% of the Officer Participant’s retention award (less any amounts previously paid).

Changes to Long-Term Incentive Awards

Under the Spirit Equity Award Plan, Spirit has granted (i) time-based cash awards (“Time-Based Cash Awards”) in 2021 and in 2022, (ii) cash awards subject to achievement of performance conditions (“Performance Cash Awards”) in 2021 and 2022 and (iii) performance share awards (“Performance Share Awards”) in 2022. Each of these awards would otherwise have vested and become payable on a pro-rated basis upon the consummation of a Change in Control (as defined in the Spirit Equity Award Plan).

To incentivize the recipients of these awards to continue in Spirit’s employment through and following the closing, Spirit has amended such awards (the “Adjusted Awards”) to provide that the Adjusted Awards shall be assumed or substituted upon the occurrence of a Change in Control and remain subject to vesting based on the holder’s continued service through the otherwise applicable vesting dates. To the extent that the Adjusted Awards are subject to performance conditions, any such assumption or substitution will be made based on the amount of cash or number of shares that would be payable if performance were achieved at target, and the applicable performance conditions shall cease to apply upon the Change in Control. Moreover, if the employment of a holder of any Adjusted Award is terminated without cause or the holder resigns for good reason (in each case, as defined in Spirit’s 2017 Executive Severance Plan) following the Change in Control, then such Adjusted Awards shall vest at

(i) the date of such termination, if occurring on or after April 2, 2023 or (ii) the end of the Non-Compete Period (as defined below), if such termination occurs prior to April 2, 2023. The “Non-Compete Period” shall commence on the date of such termination of employment and end on the later to occur of (i) April 2, 2023 and (ii) the 90th day following such termination of services. If the successor corporation fails to assume or substitute the Adjusted Awards, the awards (i) shall vest in full, based on target performance (to the extent applicable), on the date of the Change in Control, if occurring on or after April 2, 2023, or (ii) be converted at the date of the Change in Control into a right to receive in cash the value thereof assuming target performance (x) on April 2, 2023, subject to the holder’s continued employment through that date, or (y) if the employment of the holder is terminated after the Change in Control and prior to April 2, 2023 without cause or the holder resigns for good reason (in each case as described above) following the Change in Control, upon the end of (and subject to compliance with the obligations applicable during) the Non-Compete Period. To the extent that these amendments to any Performance Share Award would require a modification for financial accounting purposes to the fair value of the Performance Share Awards subject to the corresponding award that would otherwise result in the compensation limitations under Spirit’s warrant agreements with the U.S. Department of the Treasury dated April 20, 2020, January 15, 2021 and April 29, 2021 being exceeded as to such recipient, the number of Performance Share Awards applicable to the corresponding Adjusted Award held by such person shall be appropriately reduced and the Performance Cash Awards for 2022 granted to such person shall be increased by a comparable amount.

Item 7.01	Regulation FD Disclosure.

On February 7, 2022, Spirit and Frontier issued a joint press release announcing the execution of the Merger Agreement. The full text of the joint press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Exhibit 99.1 is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Important Additional Information Will be Filed with the SEC

Frontier will file with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction, including a definitive Information Statement/Prospectus of Frontier and a definitive Proxy Statement of Spirit. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT/ INFORMATION STATEMENT/ PROSPECTUS/ PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED BY SPIRIT OR FRONTIER WITH THE SEC IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FRONTIER, SPIRIT, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the Registration Statement and the definitive Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by Spirit and Frontier through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the information statement and the proxy statement and other documents filed with the SEC by Spirit and Frontier on Spirit’s Investor Relations website at https://ir.spirit.com and on Frontier’s Investor Relations website at https://ir.flyfrontier.com.

Participants in the Solicitation

Spirit and Frontier, and certain of their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information regarding Spirit’s directors and executive officers is contained in Spirit’s definitive proxy statement, which was filed with the SEC on March 31, 2021. Information regarding Frontier’s directors and executive officers is contained in Frontier’s final prospectus filed with the SEC pursuant to Rule 424(b), which was filed with the SEC on April 2, 2021, and in Frontier’s Current Report on Form 8-K, dated July 16, 2021, as amended.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this communication, including statements concerning Frontier, Spirit, the proposed transactions and other matters, should be considered forward-looking within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Frontier’s and Spirit’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to Frontier’s and Spirit’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward looking statements. Words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and other similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include, without limitation, statements about the benefits of the transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. All forward-looking statements in this Form 8-K are based upon information available to Frontier and Spirit on the date of this Form 8-K. Frontier and Spirit undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, except as required by applicable law.

Actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; failure to obtain applicable regulatory or Spirit stockholder approval in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; failure of the parties to consummate the transaction; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; demand for the combined company’s services; the growth, change and competitive landscape of the markets in which the combined company participates; expected seasonality trends; diversion of managements’ attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; risks related to investor and rating agency perceptions of each of the parties and their respective business, operations, financial condition and the industry in which they operate; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; that the COVID-19 pandemic will continue to impact the businesses of the companies; ongoing and increase in costs related to IT network security; and other risks and uncertainties set forth from time to time under the sections captioned “Risk Factors” in Frontier’s and Spirit’s reports and other documents filed with the SEC from time to time, including their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 5, 2022, by and among Spirit Airlines, Inc., Frontier Group Holdings, Inc. and Top Gun Acquisition Corp.

99.1	Joint Press Release of Spirit and Frontier, dated February 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2022	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel